CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION OF

SUN POWER CORPORATION

The undersigned President and Secretary of SUN POWER CORPORATION does hereby certify:

That the Board of Directors of said Corporation, at a meeting duly convened and held on the 24th day of November, 2003, adopted a resolution to amend the Articles of Incorporation as follows:

1. Article I is amended to read as follows:

The exact name of this corporation is:

CARDINAL MINERALS, INC.

That the said change and amendment has been consented to and approved by 60% of the stockholders holding shares of stock outstanding and entitled to vote on December 10, 2003, which is sufficient to approve the Amendment.

DATED: 30th December, 2003                                             /s/ Roland Vetter

                                                                                               J. ROLAND VETTER, President

                                                                                            /s/ Andrew Schwab

                                                                                               ANDREW SCHWAB, Secretary